UNITED STATES

                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                ----------------------------------------------


                                   FORM 8-K

                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                          Date of Report July 1, 2005
                       (Date of earliest event reported)


                          DENTSPLY INTERNATIONAL INC
                (Exact name of Company as specified in charter)


                    Delaware             0-16211         39-1434669
              (State of Incorporation) (Commission     (IRS Employer
                                       File Number)   Identification No.)


            221 West Philadelphia Street, York, Pennsylvania   17405
                (Address of principal executive offices)      (Zip Code)


                                (717) 845-7511
               (Company's telephone number including area code)


   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


_____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

_____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

_____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

_____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01. - Entry into a Material Definitive Agreement.

   The following information is furnished pursuant to Item 1.01.

   The Company increased its compensation to Directors on July 1, 2005. Each member of the Board of Directors who is not an employee of the Company will receive an annual fee of $40,000 ($45,000 for Outside Directors who are chairpersons of the Human Resources and Board Governance Committees, $50,000 for the chairperson of the Audit Committee and $50,000 for the Lead Director) and a non-discretionary stock option grant of 10,000 shares on the date a person becomes a director and every third anniversary of such date. In addition, Outside Directors will receive a fee of $1,500 for each Board and Committee meeting attended in person and $1,000 for each Board and committee meeting attended by telephone.


Item 5.02. - Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

   The following information is furnished pursuant to Item 5.02(d) related to the appointment of a new director.

   On July 1, 2005, the Company appointed Dr. Wendy L. Dixon to serve as a member of the Company's Board of Directors with her initial term expiring at the 2006 Annual Meeting of Shareholders. The announcement that was released related to this appointment is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.


Item 9.01. - Financial Statements and Exhibits

(a)  Financial Statements - Not applicable.

(b)  Exhibits:

     99.1 The announcement related to the appointment of Dr. Wendy L. Dixon to the Company's Board of Directors released on July 6, 2005 as referenced in Item 5.02.




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SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          DENTSPLY INTERNATIONAL INC
                                                   (Company)



                                          /s/ Brian M. Addison
                                              Brian M. Addison
                                              Vice President, Secretary and
                                              General Counsel

Date: July 7, 2005